EXHIBIT (H)

                 2,480 SHARES AUCTION PREFERRED STOCK, SERIES A
                 2,480 SHARES AUCTION PREFERRED STOCK, SERIES B
                 2,480 SHARES AUCTION PREFERRED STOCK, SERIES C

                   DREYFUS STRATEGIC MUNICIPAL BOND FUND, INC.

                             UNDERWRITING AGREEMENT
                                                            September __, 1999

PAINEWEBBER INCORPORATED
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019
Ladies and Gentlemen:

          Dreyfus Strategic Municipal Bond Fund, Inc., a Maryland corporation (the "Fund"), proposes to issue and sell to the underwriters named in Schedule 1 hereto (the "Underwriters"), an aggregate of 2,480 shares of preferred stock, par value $.001 per share, designated Auction Preferred Stock, Series A of the Fund, 2,480 shares of preferred stock designated Auction Preferred Stock, Series B and 2,480 shares of preferred stock designated Auction Preferred Stock, Series C, each with a liquidation preference of $25,000 per share (collectively, the "APS").

          The Dreyfus Corporation ("Dreyfus"), a New York corporation, acts as the Fund's investment adviser pursuant to an Investment Advisory Agreement by and between the Fund and Dreyfus, dated as of August 24, 1994 (the "Investment Advisory Agreement") and as the Fund's administrator pursuant to an Administration Agreement by and between the Fund and Dreyfus, dated as of November 1, 1995 (the "Administration Agreement"). Boston Safe Deposit and Trust Company acts as the custodian (the "Custodian") of the Fund's cash and portfolio assets pursuant to a Custody Agreement, dated as of November 2, 1989 (the "Custody Agreement"). First Data Investor Services Group, Inc., a subsidiary of First Data Corporation, acts as the Fund's transfer agent, dividend disbursing agent and registrar (the "Transfer Agent") pursuant to a Transfer Agency and Registrar Agreement, dated as of November 2, 1989 (the "Transfer Agency Agreement"). Bankers Trust Company acts as the Fund's auction agent (the "Auction Agent") pursuant to an Auction Agency Agreement, dated as of September __, 1999 (the "Auction Agent Agreement"). The Fund has entered into a Letter Agreement with The Depository Trust Company ("DTC"), dated as of September __, 1999 (the "DTC Agreement").

          The Fund and Dreyfus each hereby confirms as follows their agreements with the Underwriters.

          1. SALE AND PURCHASE; COMPENSATION

          (a) The Fund will issue and sell to each Underwriter, and each Underwriter will purchase from the Fund, the number of APS set forth opposite such Underwriter's name in Schedule 1 hereto, at the purchase price per share of $______.

          (b) The obligations of the Underwriters under this Underwriting Agreement are undertaken on the basis of the representations and are subject to the conditions set forth in this Underwriting Agreement.

          2. PAYMENT AND DELIVERY. Delivery by the Fund of the APS (the "APS Closing") to the Underwriters against payment of the purchase price by wire transfer of Federal Funds or similar same day funds to the Fund for the APS, will take place at the offices of PaineWebber Incorporated (the "Managing Representative"), 1285 Avenue of the Americas, New York, New York or such other location as is agreed upon by the parties hereto, or through the facilities of DTC or another mutually agreeable facility, at 9:00 a.m., New York City time, on the third business day following the date of this Underwriting Agreement, or at such time on such other date, not later than ten business days after the date of this Underwriting Agreement, as may be agreed upon by the Fund and the Managing Representative (the "APS Closing Date").

          A certificate in definitive form representing each series of the APS to be purchased by the Underwriters registered in the name of Cede & Co., as nominee for DTC, shall be delivered by or on behalf of the Fund to DTC for the account of the Underwriters.

          3. REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING. The Fund has filed with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the published rules and regulations adopted by the Commission under the Securities Act (the "Securities Act Rules") and the Investment Company Act (the "Investment Company Act Rules"), a Notification of Registration on Form N-8A (the "Notification") pursuant to Section 8 of the Investment Company Act and a registration statement on Form N-2 (File Nos. 333-84123 and 811-5877) relating to the APS (the "registration statement"), including a preliminary prospectus (including any preliminary statement of additional information), and such amendments to such registration statement as may have been required to the date of this Underwriting Agreement. The preliminary prospectus (including any preliminary statement of additional information) is to be used in connection with the offering and sale of the APS. The term "Preliminary Prospectus" as used herein means any preliminary prospectus (including any preliminary statement of additional information) included at any time as a part of the registration statement and any preliminary prospectus (including any preliminary statement of additional information) omitted therefrom pursuant to the Securities Act Rules.

          The Fund has furnished the Managing Representative copies of such registration statement, each amendment to such registration statement filed by the Fund with the Commission and the Preliminary Prospectus filed by the Fund with the Commission or used by the Fund. If the registration statement has not become effective, a further amendment (the "Final Amendment") to such registration statement, including the forms of final prospectus (including any final statement of additional information), necessary to permit such registration statement to become effective will promptly be filed by the Fund with the Commission. If such registration statement has become effective and any prospectus (including any statement of additional information) contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the Securities Act Rules, a final prospectus (the "Rule 430A Prospectus") containing such omitted information will be filed by the Fund with the Commission in accordance with Rule 497(h) of the Securities Act Rules. The registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits, and any information deemed to be included by Rule 430A, is called the "Registration Statement." The term "Prospectus" means the prospectus (including any statement of additional information) in the form in which it is first filed with the Commission pursuant to Rule 497(b), (h) or (j) of the Securities Act Rules, as the case may be.

          The Fund and Dreyfus understand that the Underwriters propose to make a public offering of the APS, as described in the Prospectus, as soon after the Effective Date (or, if later, after the date this Underwriting Agreement is signed) as the Managing Representative deems advisable. The Fund confirms that the Underwriters and dealers have been authorized to distribute the Preliminary Prospectus relating to the APS included in the initial filing of the registration statement and are authorized to distribute the Prospectus and any amendments or supplements thereto.

          4. REPRESENTATIONS.

          (a) The Fund represents to each Underwriter as follows:

               (i) On (A) the Effective Date and the date on which the Prospectus is first filed with the Commission pursuant to Rule 497(b),
          (h) or (j) of the Securities Act Rules, as the case may be, (B) the date on which any post-effective amendment to the Registration Statement (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the APS is completed) became or becomes effective or any amendment or supplement to the Prospectus was or is filed with the Commission and
          (C) the APS Closing Date, the Registration Statement, the Prospectus and any such amendment or supplement thereto and the Notification complied or will comply in all material respects with the requirements of the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules, as the case may be. On the Effective Date and on the date that any post-effective amendment to the Registration Statement (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the APS is completed) became or becomes effective, neither the Registration Statement nor any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it not misleading. At the Effective Date and, if applicable, the date the Prospectus or any amendment or supplement to the Prospectus was or is filed with the Commission and at the APS Closing Date, the Prospectus did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading. The foregoing representations in this Section 4(a)(i) do not apply to statements or omissions relating to the Underwriters made in reliance on and in conformity with information furnished in writing to the Fund by the Underwriters expressly for use in the Registration Statement, the Prospectus, or any amendments or supplements thereto, as described in Section 7(f) hereof.

               (ii) The Fund has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation, the Articles of Incorporation of the Fund, as amended through the date hereof and the Articles Supplementary dated September __, 1999 (the "Articles Supplementary") adopted in connection with the issuance of the APS (the "Articles of Incorporation" (which term shall include the Articles Supplementary)), and the By-Laws of the Fund, as amended through the date hereof (the "By-Laws"), confer upon the Fund full power and authority to conduct all the activities conducted by it, to own or lease all assets owned (or to be owned) or leased (or to be leased) by it and to conduct its business as described in the Registration Statement and Prospectus; the Fund is duly licensed and qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property or its conducting of business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund; and the Fund owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Prospectus. The Fund has no subsidiaries.

               (iii) The capitalization of the Fund is as set forth in the Registration Statement and the Prospectus. The shares of common stock of the Fund, par value $.001 per share (the "Common Stock"), and the APS conform in all material respects to the description of them in the Prospectus. All the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable (except as described in the Registration Statement). The APS to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable (except as described in the Registration Statement). No person is entitled to any preemptive or other similar rights in connection with the issuance of the APS.

               (iv) The Fund is duly registered with the Commission under the Investment Company Act as a diversified, closed-end management investment company, and, subject to the filing of the Final Amendment, if not already filed, all action under the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules, as the case may be, necessary to make the public offering and consummate the sale of the APS as provided in this Underwriting Agreement has or will have been taken by the Fund.

               (v) The Fund has full power and authority to enter into each of this Underwriting Agreement, the Investment Advisory Agreement, the Administration Agreement, the Custody Agreement, the Transfer Agency Agreement, the Auction Agency Agreement and the DTC Agreement (collectively, the "Fund Agreements") and to perform all of the terms and provisions hereof and thereof to be carried out by it and (A) each Fund Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund, (B) each Fund Agreement does not violate in any material respect any of the applicable provisions of the Investment Company Act, the Investment Advisers Act of 1940 (the "Advisers Act") and the Investment Company Act Rules and the rules and regulations adopted by the Commission under the Advisers Act (the "Advisers Act Rules"), as the case may be, and (C) assuming due authorization, execution and delivery by the other parties thereto, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, (1) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (2) except as rights to indemnity thereunder may be limited by federal or state securities laws.

               (vi) None of (A) the execution and delivery by the Fund of the Fund Agreements, (B) the issue and sale by the Fund of the APS as contemplated by this Underwriting Agreement and (C) the performance by the Fund of its obligations under any of the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Fund Agreements conflicts with or will conflict with, or results or will result in a breach of, the Articles of Incorporation or By-Laws or any material agreement or instrument to which the Fund is a party or by which the Fund is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, having jurisdiction over the Fund, other than state securities or "blue sky" laws applicable in connection with the purchase and distribution of the APS by the Underwriters pursuant to this Underwriting Agreement.

               (vii) The Fund is not currently in breach of, or in default under, in any material respect, any written agreement or instrument to which it is a party or by which it or its property is bound or affected.

               (viii) No person has any right to the registration of any securities of the Fund because of the filing of the Registration Statement.

               (ix) No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or association, whether foreign or domestic, is legally required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, except such as (A) have been obtained under the Securities Act, the Investment Company Act, the Advisers Act, the Securities Act Rules, the Investment Company Act Rules, and the Advisers Act Rules, and (B) may be required by the American Stock Exchange or under state securities or "blue sky" laws, in connection with the purchase and distribution of the APS by the Underwriters pursuant to this Underwriting Agreement.

               (x) Ernst & Young LLP, whose report appears in the Prospectus, are independent public accountants with respect to the Fund as required by the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules.

               (xi) The financial statements included in the Registration Statement and the Prospectus present fairly in all material respects, in accordance with generally accepted accounting principles in the United States applied on a consistent basis, the financial condition of the Fund at the dates and for the periods indicated.

               (xii) The Fund will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and
          (D) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

               (xiii) Other than as set forth in the Prospectus, subsequent to the date of the financial statements in the Registration Statement and Prospectus, (A) the Fund has not incurred any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), or entered into any transactions, not in the ordinary course of business, that are material to the Fund, (B) there has not been any material change in the Common Stock or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Fund, that might materially and adversely affect the property or assets thereof, (C) except for the Fund's regular monthly dividend, there has been no dividend or distribution paid or declared in respect of any class of the Fund's shares of Common Stock, and (D) the Fund has not issued any senior security or materially increased any debt.

               (xiv) There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending, or, to the knowledge of the Fund, threatened against or affecting the Fund, which (A) is reasonably expected to result in any material adverse change in the condition, financial or otherwise, or business affairs of the Fund or is reasonably expected to materially adversely affect the properties or assets of the Fund or (B) is of a character required to be described in the Registration Statement or the Prospectus; and there are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to, the Registration Statement that have not been described or filed as required.

               (xv) The Fund intends to direct the investment of the proceeds of the offering of the APS in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code").

               (xvi) The shares of Common Stock are listed on the New York Stock Exchange.

               (xvii) All advertisements and other sales literature (collectively, "sales materials") authorized in writing or prepared by the Fund for use in connection with the public offering of the APS complied and comply in all material respects with the requirements of the Securities Act, the Securities Act Rules and the rules and interpretations of the NASD and no such sales materials contained or contain any untrue statement of a material fact or omitted or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made, including the Securities Act and the Securities Act Rules.

          (b)      Dreyfus represents to each Underwriter as follows:

               (i) On the Effective Date and on the date that any post-effective amendment to the Registration Statement (except any post-effective amendment which is filed with the Commission after the expiration of such period as a prospectus is required by law to be delivered by an underwriter or a dealer) became or becomes effective, neither the Registration Statement nor any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that the foregoing shall apply only to statements in the Registration Statement describing Dreyfus and its business. At the Effective Date and, if applicable, the date the Prospectus or any amendment or supplement to the Prospectus was or is filed with the Commission and at the APS Closing Date, the Prospectus did not or will not, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated in it or necessary to make the statements in it, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall apply only to statements in the Prospectus describing Dreyfus and its business.

               (ii) Dreyfus has been duly organized, is validly existing as a corporation under the laws of its jurisdiction of incorporation with full corporate power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus, and Dreyfus is duly licensed and qualified to do business and in good standing in each jurisdiction in which it is required to be so qualified, except to the extent that failure to be so qualified or be in good standing would not have a material adverse affect on Dreyfus; and Dreyfus owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement and the Prospectus.

               (iii) Dreyfus is (A) duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and (B) not prohibited by the Advisers Act, the Investment Company Act, the Advisers Act Rules or the Investment Company Act Rules from acting as the investment adviser for the Fund as contemplated by the Investment Advisory Agreement, the Registration Statement and the Prospectus.

               (iv) Dreyfus has full power and authority to enter into each of this Underwriting Agreement, the Investment Advisory Agreement and the Administration Agreement (collectively, this Underwriting Agreement, Investment Advisory Agreement and the Administration Agreement being referred to as the "Dreyfus Agreements") and to carry out all the terms and provisions hereof and thereof to be carried out by it; and each Dreyfus Agreement has been duly and validly authorized, executed and delivered by Dreyfus; none of the Dreyfus Agreements violate in any material respect any of the applicable provisions of the Investment Company Act, the Advisers Act, the Investment Company Act Rules and the Advisers Act Rules; and assuming due authorization, execution and delivery by the other parties thereto, each Dreyfus Agreement constitutes a legal, valid and binding obligation of Dreyfus, enforceable in accordance with its terms, (1) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (2) except as rights to indemnity thereunder may be limited by federal or state securities laws.

               (v) Neither (A) the execution and delivery by Dreyfus of any Dreyfus Agreement nor (B) the consummation by Dreyfus of the transactions contemplated by, or the performance of its obligations under any Dreyfus Agreement conflicts or will conflict with, or results or will result in a breach of, the articles of incorporation or by-laws of Dreyfus or any material agreement or instrument to which Dreyfus is a party or by which Dreyfus is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to Dreyfus.

               (vi) No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by Dreyfus of its obligations under, any Dreyfus Agreement, as the case may be, except such as (A) have been obtained under the Investment Company Act, the Advisers Act, the Securities Act, the Investment Company Act Rules, the Advisers Act Rules and the Securities Act Rules, and (B) may be required under state securities or "blue sky" laws, in connection with the purchase and distribution of the APS by the Underwriters pursuant to this Underwriting Agreement.

               (vii) The description of Dreyfus and its business, and the statements attributable to the Investment Adviser, in the Registration Statement and the Prospectus complies with the requirements of the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules.

               (viii) There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to Dreyfus's knowledge, threatened against or affecting Dreyfus that reasonably is expected to result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of Dreyfus or the ability of Dreyfus to fulfill its respective obligations under any Dreyfus Agreement.

               (ix) In the event that the Fund or Dreyfus makes available any promotional materials (other than the sales materials) intended for use only by qualified broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, Dreyfus will install and maintain pre-qualification and password-protection or similar procedures which will effectively prohibit access to such promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

          5. AGREEMENTS OF THE PARTIES.

          (a) If the registration statement relating to the APS has not yet become effective, the Fund will promptly file the Final Amendment, if not previously filed, with the Commission, and will use its best efforts to cause such registration statement to become effective and, as soon as the Fund is advised, will advise the Managing Representative when the Registration Statement or any amendment thereto has become effective. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A of the Securities Act Rules, the Fund will file a 430A Prospectus pursuant to Rule 497(h) of the Securities Act Rules as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the APS or the date the Prospectus is first used after the Effective Date. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a Prospectus pursuant to Rule 497(b) or (j) of the Securities Act Rules as promptly as practicable, but no later than the fifth business day following the date of the later of the Effective Date or the commencement of the public offering of the APS after the Effective Date. In either case, the Fund will provide the Managing Representative satisfactory evidence of the filing. The Fund will not file with the Commission any Prospectus or any other amendment (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the APS is completed) or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Managing Representative a reasonable time before its filing and the Managing Representative has not objected to it in writing within a reasonable time after receiving the copy.

          (b) For the period of three years from the date hereof, the Fund will advise the Managing Representative promptly (1) of the issuance by the Commission of any order in respect of the Fund or Dreyfus which relates to the Fund, or which relates to any material arrangements or proposed material arrangements involving the Fund and Dreyfus, (2) of the initiation or threatening of any proceedings for, or receipt by the Fund of any notice with respect to, the suspension of the qualification of the APS for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, (3) of receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund, the Registration Statement, the Notification, any Preliminary Prospectus, the Prospectus or to the transactions contemplated by this Underwriting Agreement and (4) the issuance by any court, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, of any order, ruling or decree, or the threat to initiate any proceedings with respect thereto, regarding the Fund, which relates in any material way to the Fund or any material arrangements or proposed material arrangements involving the Fund. The Fund will make every reasonable effort to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as possible.

          (c) If not delivered prior to the date of this Underwriting Agreement, the Fund will deliver to the Managing Representative, without charge, a signed copy of the registration statement and of any amendments (except any post-effective amendment which is filed with the Commission after the later of
(x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the APS is completed) and as many conformed copies of the registration statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (x) one year from the date of this Underwriting Agreement or (y) the date on which the distribution of the APS is completed) (excluding exhibits) as the Managing Representative may reasonably request.

          (d) During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Underwriters and any dealers, at such office or offices as the Underwriters may designate, as many copies of the Prospectus as the Underwriters may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus, in order to make the statements therein, in light of the circumstances existing when such Prospectus is delivered to a purchaser of APS, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Investment Company Act, the Securities Act Rules or the Investment Company Act Rules, the Fund promptly will prepare, submit to the Managing Representative, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Managing Representative will furnish to the Fund) to whom APS may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus so that the statements in such Prospectus, as so amended or supplemented, will not, in light of the circumstances existing when such Prospectus is delivered to a purchaser, be misleading in any material respect and will comply with the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules. Delivery by the Underwriters of any such amendments or supplements to the Prospectus will not constitute a waiver of any of the conditions in Section 6 hereof.

          (e) The Fund will make generally available to holders of the Fund's securities, as soon as practicable but in no event later than the last day of the 18th full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement, if applicable, satisfying the provisions of Section 11(a) of the Securities Act and, at the option of the Fund, Rule 158 of the Securities Act Rules.

          (f) The Fund will take such actions as the Managing Representative reasonably requests in order to qualify the APS for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Underwriters reasonably designate; provided that the Fund shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

          (g) The Fund will pay, or reimburse if paid by the Managing Representative, whether or not the transactions with respect to the Fund contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated (irrespective of who the party terminating any such agreement is or the reason therefor), all costs and expenses incident to the performance of the obligations of the Fund under this Underwriting Agreement, including but not limited to the following: (i) the fees, disbursements and expenses of the Fund's counsel and accountants in connection with the registration of the APS and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and of any sales materials and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing this Underwriting Agreement and any other documents in connection with the offering, purchase, sale and delivery of the APS (including advertising expenses of the Underwriters, if any); (iii) the cost of preparing share certificates; (iv) the expenses (including, but not limited to, travel, hotels and other accommodations) incurred by the Fund's or Dreyfus's directors, officers, employees and other personnel in connection with meetings held with registered brokers in connection with the offering of the APS, the preparing to market and the marketing of the APS; (v) any fees charged by securities rating services for rating the APS; (vi) the fees and expenses of DTC and its nominee, the Custodian and the Auction Agent; (vii) the fees and expenses, if any, including reasonable fees, expenses and disbursements of legal counsel, in connection with the registration and qualification of the APS under state securities or "blue sky" laws; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for. It is understood, however, that, except as provided in this Section 5 and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes, if any, on resale of any of the APS by them.

          (h) If the transactions contemplated by this Underwriting Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (1) if this Underwriting Agreement is terminated by (x) the Fund or Dreyfus pursuant to any of the provisions hereof (otherwise than pursuant to Section 8 hereof) or (y) by the Underwriters because of any inability, failure or refusal on the part of the Fund or Dreyfus to comply with any material terms hereunder or because any of the conditions in
Section 6 are not satisfied, the Fund or Dreyfus will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the APS and (2) no Underwriter who has failed or refused to purchase the APS agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund and Dreyfus and the other Underwriters for damages occasioned by its default.

          (i) Without the prior written consent of the Managing Representative, the Fund will not offer, sell or register with the Commission, or announce an offering of, any equity securities of the Fund, within 180 days after the Effective Date, except for the APS as described in the Prospectus and any issuances of shares of Common Stock pursuant to the dividend reinvestment plan established by the Fund.

          (j) The Fund will direct the investment of the net proceeds of the offering of the APS in such a manner as to comply with the investment objective and policies of the Fund as described in the Prospectus.

          (k) No later than the APS Closing Date, the Underwriters will provide, and will cause any selling group member to whom they have sold APS to provide, the Auction Agent with a list of the record names of the persons to whom they have sold APS, the number of APS sold to each such person, and the number of APS they are holding as of the APS Closing Date; provided that in lieu of thereof, an Underwriter may provide the Auction Agent with a list indicating itself as the sole holder of all the APS sold by such Underwriter.

          (l) The Fund will use its best efforts to cause the APS, prior to the APS Closing Date, to be assigned a rating of "AAA" by Standard & Poor's Ratings Group ("Standard & Poor's").

          6. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase the APS are subject to the accuracy on the date of this Underwriting Agreement, and on the APS Closing Date, of the representations of the Fund and Dreyfus in this Underwriting Agreement, to the accuracy and completeness of all statements made by the Fund or Dreyfus or any of their respective officers in any certificate delivered to the Managing Representative or its counsel pursuant to this Underwriting Agreement, to performance by the Fund and Dreyfus of their respective obligations under this Underwriting Agreement and to each of the following additional conditions:

          (a) The registration statement must have become effective by 5:30 p.m., New York City time, on the date of this Underwriting Agreement or such later date and time as the Managing Representative consents to in writing. The Prospectus must have been filed in accordance with Rule 497(b), (h) or (j), as the case may be, of the Securities Act Rules.

          (b) No order suspending the effectiveness of the Registration Statement may be in effect and no proceedings for such purpose may be pending before or, to the knowledge of counsel to the Underwriters, threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) must be complied with or waived to the reasonable satisfaction of the Managing Representative.

          (c) Since the dates as of which information is given in the Registration Statement and the Prospectus, (1) there must not have been any material change in the Common Stock, the APS or the liabilities of the Fund except as set forth in or contemplated by the Prospectus; (2) there must not have been any material adverse change in the general affairs, management, business, financial condition or results of operations of the Fund or Dreyfus whether or not arising from transactions in the ordinary course of business as set forth in or contemplated by the Prospectus; (3) the Fund must not have sustained any material loss or material interference with its business from any court or from legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement and Prospectus; and (4) there must not have occurred any event that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or Prospectus or that is not reflected in the Registration Statement or Prospectus but should be reflected therein in order to make the statements or information therein (in the case of the Prospectus, in light of the circumstances in which they were made) not misleading in any material respect; if, in the judgment of the Managing Representative, any such development referred to in clause (1), (2), (3) or (4) of this paragraph (c) makes it impracticable or inadvisable to consummate the sale and delivery of the APS pursuant to this Underwriting Agreement by the Underwriters, at the initial public offering price of the APS.

          (d) The Managing Representative must have received on the APS Closing Date a certificate, dated such date, of the President or a Vice President or a Vice Chairman and the Controller, Treasurer, an Assistant Treasurer, chief financial or accounting officer of each of the Fund and Dreyfus certifying that
(1) the signers have carefully examined the Registration Statement, the Prospectus, and this Underwriting Agreement, (2) the representations of the Fund (with respect to the certificates from such Fund officers) and the representations of Dreyfus (with respect to the certificates from such officers of Dreyfus) in this Underwriting Agreement are accurate on and as of the date of the certificate, (3) there has not been any material adverse change in the general affairs, management, business, financial condition or results of operations of the Fund (with respect to the certificates from such Fund officers) or Dreyfus (with respect to the certificates from such officers of Dreyfus), that is reasonably expected to materially and adversely affect the ability of the Fund or Dreyfus, as the case may be, to fulfill its obligations under this Underwriting Agreement or the Investment Advisory Agreement, whether or not arising from transactions in the ordinary course of business, (4) with respect to the Fund only, to the knowledge of such officers after reasonable investigation, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the APS or otherwise having a material adverse effect on the Fund has been issued and no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, (5) to the knowledge of the officers of Dreyfus, after reasonable investigation, no order is reasonably expected to have a material adverse effect on the ability of Dreyfus to fulfill its obligations under this Underwriting Agreement or the Investment Advisory Agreement, as the case may be, has been issued and no proceedings reasonably expected to have such effect are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, and (6) the Fund (with respect to the certificates from such Fund officers) and Dreyfus (with respect to the certificates from such officers of Dreyfus) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by the APS Closing Date (to the extent not waived in writing by the Managing Representative).

          (e) The Underwriters must receive on the APS Closing Date the opinions dated such date substantially in the form of Annexes A and B to this Underwriting Agreement from the counsel identified in each such Annex.

          (f) The Underwriters must receive on the APS Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP and its affiliated entities, their counsel, an opinion dated such date with respect to the Fund, the APS, the Registration Statement and the Prospectus, this Underwriting Agreement and the form and sufficiency of all proceedings taken in connection with the sale and delivery of the APS. Such opinion and proceedings shall fulfill the requirements of this Section 6(f) only if such opinion and proceedings are satisfactory in all respects to the Managing Representative. The Fund and Dreyfus must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

          (g) The Underwriters must receive on the date this Underwriting Agreement is signed and delivered by the Underwriters a signed letter, dated such date, substantially in the form of Annex C to this Underwriting Agreement from the firm of accountants designated in such Annex. The Underwriters also must receive on the APS Closing Date a signed letter from such accountants, dated as of such date, confirming on the basis of a review in accordance with the procedures set forth in their earlier letter that nothing has come to their attention during the period from a date not more than five business days before the date of this Underwriting Agreement, specified in the letter, to a date not more than five business days before such date, that would require any change in their letter referred to in the foregoing sentence.

          (h) The APS shall have been accorded a rating of "AAA" by Standard & Poor's and a letter to such effect, dated the APS Closing Date, shall have been delivered to the Managing Representative.

          (i) As of the APS Closing Date and assuming the receipt of the net proceeds from the sale of the APS, the Investment Company Act Asset Coverage and the Preferred Stock Basic Maintenance Amount (each as defined in the Prospectus) each will be met.

          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

          7. INDEMNIFICATION AND CONTRIBUTION.

          (a) Indemnification and contribution by the Fund and Dreyfus:

               (i) Each of the Fund and Dreyfus, jointly and severally, will indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which such Underwriter or any such person, or any of them, may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other federal or state statutory law or regulation, at common law or otherwise, whether foreign or domestic, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on
          (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, the sales materials or any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or the sales materials or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, the Preliminary Prospectus or the Prospectus, or in any application or other document executed by or on behalf of the Fund or based on written information furnished by or on behalf of the Fund filed in any jurisdiction in order to qualify the APS under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state, in any or all such documents, a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by such Underwriter in connection with, or relating in any manner to, the APS or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that neither the Fund nor Dreyfus shall be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence, bad faith or willful misconduct); provided that neither the Fund nor Dreyfus will be liable to the extent that such losses, claims, liabilities, expenses or damages (A) arise from the sale of the APS in the public offering to any person by any Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Fund by any Underwriter expressly for inclusion in the Registration Statement, the Preliminary Prospectus, the Prospectus, the sales material or any such document
          (or) (B) results solely from an untrue statement of material fact contained in, or the omission of a material fact from, the Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) if the Fund shall sustain the burden of proving that the Underwriters sold APS to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Fund had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed, to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have been a complete defense against the person asserting such loss, claim, liability, expense or damage; provided, further, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriters (or to the benefit of any person controlling the Underwriters) on account of any such loss, claim, damage, liability or expense arising from the sale of the APS by the Underwriters to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the Securities Act Rules and Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Fund has delivered the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability that the Fund or Dreyfus might otherwise have; provided, however, that any Underwriter shall not seek indemnification from Dreyfus as to a Claim (as defined below) until 90 days after such Underwriter has notified the Fund pursuant to Section 7(c) of its proposal to claim the right to indemnification or its right to reimbursement of fees, disbursements and other charges (collectively, a "Claim"), and the Fund failed to pay or reimburse such Underwriter within such 90-day period for all amounts so claimed by such party to be payable or reimbursable with respect to such Claim (on a case by case basis) pursuant to this Section 7(a)(i); provided, however, that if the Fund agrees in writing to pay such amounts claimed within such 90-day period, such Underwriter shall not seek indemnification from Dreyfus until the Fund has had a reasonable time period to remit to such Underwriter such amounts claimed, and such period shall be the longer of 30 days after the 90-day period or such other period agreed to in writing between the Fund and such Underwriter.

               (ii) Notwithstanding Section 7(a)(i), Dreyfus will in addition indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of such Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which such Underwriter or any such person, or any of them, may become subject under the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act or other federal or state statutory law or regulation, at common law or otherwise, whether foreign or domestic, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on
          (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Preliminary Prospectus, the Prospectus, the sales materials or any amendment or supplement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or the sales materials or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement, the Preliminary Prospectus or the Prospectus, or in any application or other document executed by or on behalf of the Fund or based on written information furnished by or on behalf of the Fund filed in any jurisdiction in order to qualify the APS under the securities laws thereof or filed with the Commission, but only to the extent that such untrue statement or alleged untrue statement concerns statements therein describing Dreyfus and its business, (ii) the omission or alleged omission to state, in any or all such documents, a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such omission or alleged omission concerns statements therein describing Dreyfus and its business, or (iii) any act or failure to act or any alleged act or failure to act by such Underwriter in connection with, or relating in any manner to, the APS or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that Dreyfus shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence, bad faith or willful misconduct); provided that Dreyfus will not be liable to the extent that such losses, claims, liabilities, expenses or damages (A) arise from the sale of the APS in the public offering to any person by the Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Underwriter furnished in writing to the Fund by the Underwriter expressly for inclusion in the Registration Statement, the Preliminary Prospectus, the Prospectus, the sales material or any such document or (B) results solely from an untrue statement of material fact contained in, or the omission of a material fact from, such Preliminary Prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) if Dreyfus shall sustain the burden of proving that the Underwriter sold APS to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Fund had previously furnished copies thereof to the Underwriter within a reasonable amount of time prior to such sale or such confirmation, and the Underwriter failed, to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered wold have been a complete defense against the person asserting such loss, claim, liability, expense or damage; provided, further, that the indemnification contained in this paragraph (a)(ii) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriters (or to the benefit of any person controlling the Underwriters) on account of any such loss, claim, damage, liability or expense arising from the sale of the APS by the Underwriters to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the Securities Act Rules and Regulations, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Fund has delivered the Prospectus to the Underwriters in requisite quantity on a timely basis to permit such delivery or sending. This indemnity agreement will be in addition to any liability that Dreyfus might otherwise have.

          (b) Each Underwriter will indemnify and hold harmless the Fund and Dreyfus, each person, if any, who controls the Fund or Dreyfus within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Fund and each officer of the Fund who signs the Registration Statement to the same extent as the foregoing indemnity from the Fund or Dreyfus to the Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Fund by such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or Prospectus. This indemnity will be in addition to any liability that such Underwriter might otherwise have; provided, however, that in no case shall such Underwriter be liable or responsible for any amount in excess of the fees and commissions received by such Underwriter (whether from the Fund or otherwise).

          (c) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provision of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, disbursements and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. Subject to the requirements of Investment Company Act Release No. 11330, all such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (in addition to local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 7 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Fund, Dreyfus or the Underwriters, the Fund, Dreyfus and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Fund and Dreyfus from persons other than the Underwriters, such as persons who control the Fund or Dreyfus within the meaning of the Securities Act or the Exchange Act, officers of the Fund who signed the Registration Statement and directors of the Fund, who may also be liable for contribution) to which the Fund, Dreyfus and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Fund and Dreyfus on the one hand and the Underwriters on the other. The relative benefits received by the Fund and Dreyfus on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Fund bear to the total discounts, fees and commissions received by the Underwriters (whether from the Fund or otherwise). If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only such relative benefits referred to in the foregoing sentence but also the relative fault of the Fund and Dreyfus on the one hand and the Underwriters on the other hand in connection with respect to the statements or omissions or alleged statements or omissions that resulted in the losses, claims, liabilities, expenses or damages joint or several (including any investigative, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), as well as any other relevant equitable considerations appropriate in the circumstances. Such relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund, Dreyfus or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission and any other equitable considerations appropriate in the circumstances. The Fund, Dreyfus and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d) any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding any other provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the fees and commissions received by them (whether from the Fund or otherwise)and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), any person who controls a party to this Underwriting Agreement within the meaning of the Securities Act will have the same rights to contribution as that party, and each director of the Fund and each officer of the Fund who signed the Registration Statement will have the same rights to contribution as the Fund, subject in each case to the provisions hereof. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent shall not be unreasonably withheld). The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of APS set forth opposite their names in Schedule 1 (or such number of APS as determined pursuant to Section 9 hereof) and not joint.

          (e) Notwithstanding any other provisions in this Section 7, no party shall be entitled to indemnification or contribution under this Underwriting Agreement against any loss, claim, liability, expense or damage arising by reason of such person's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of such persons's reckless disregard of such person's obligations and duties hereunder.

          (f) The Fund and Dreyfus acknowledge that the statements (1) with respect to the public offering of the APS as set forth on the cover page of, and
(2) in the second paragraph under the caption "Underwriting" relating to dealer concessions and reallowances in the Prospectus constitute the only information furnished in writing to the Fund by the Underwriters expressly for use in such document. The Underwriters severally confirm that these statements are correct in all material respects and were so furnished by or on behalf of the Underwriters for use in the Prospectus.

          8. TERMINATION. This Underwriting Agreement may be terminated by the Managing Representative by notifying the Fund at any time:

          (a) before the later of the effectiveness of the Registration Statement and the time when any of the APS are first generally offered pursuant to this Underwriting Agreement by the Managing Representative to dealers by letter or telegram;

          (b) at or before the APS Closing Date if, in the sole judgment of the Managing Representative, payment for and delivery of any APS is rendered impracticable or inadvisable because (1) trading in the APS or the Common Stock of the Fund is suspended by the Commission or trading in the Common Stock is suspended by the principal exchange that lists the Common Stock, (2) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market or other comparable U.S. securities exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or over-the-counter market, (3) additional material governmental restrictions, not in force at the date of this Underwriting Agreement, have been imposed upon trading in securities or trading has been suspended on any U.S. securities exchange, (4) a general banking moratorium has been established by U.S. federal or New York authorities or (5) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgement of the Managing Representative, impracticable or inadvisable to market the APS on the terms and in the manner contemplated by the Prospectus; or

          (c) at or before the APS Closing Date, if any of the conditions specified in Section 6 have not been fulfilled when and as required by this Underwriting Agreement.

          9. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters fails (other than for a reason sufficient to justify the termination of this Underwriting Agreement) to purchase on the APS Closing Date the APS agreed to be purchased on such date by such Underwriter or Underwriters, the Managing Representative may find one or more substitute underwriters to purchase such APS or make such other arrangements as the Managing Representative deems advisable, or one or more of the remaining Underwriters may agree to purchase such APS in such proportions as may be approved by the Managing Representative, in each case upon the terms set forth in this Underwriting Agreement. If no such arrangements have been made within 36 hours after such date, and

          (a) the number of APS to be purchased by the defaulting Underwriters on such date does not exceed 10% of the APS that the Underwriters are obligated to purchase on the APS Closing Date, each of the nondefaulting Underwriters will be obligated to purchase such APS on the terms set forth in this Underwriting Agreement in proportion to their respective obligations under this Underwriting Agreement, or

          (b) the number of APS to be purchased by the defaulting Underwriters on the APS Closing Date exceeds 10% of the APS to be purchased by all the Underwriters on the APS Closing Date, the Fund will be entitled to an additional period of 24 hours within which to find one or more substitute underwriters reasonably satisfactory to the Managing Representative to purchase such APS on the terms set forth in this Underwriting Agreement.

          In any such case, either the Managing Representative or the Fund will have the right to postpone the APS Closing Date for not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or the Prospectus) may be effected by the Managing Representative and the Fund. If the number of APS to be purchased on the APS Closing Date by such defaulting Underwriter or Underwriters exceeds 10% of the APS that the Underwriters are obligated to purchase on such date, and none of the nondefaulting Underwriters or the Fund makes arrangements pursuant to this Section within the period stated for the purchase of the APS that the defaulting Underwriters agreed to purchase, this Underwriting Agreement will terminate without liability on the part of any nondefaulting Underwriter, the Fund or Dreyfus, except as provided in Sections 5(g) and 7 hereof. This Section 9 will not affect the liability of any defaulting Underwriter to the Fund or the nondefaulting Underwriters arising out of such default. A substitute underwriter will become an Underwriter for all purposes of this Underwriting Agreement.

          10. MISCELLANEOUS.

          (a) The reimbursement, indemnification and contribution agreements in Sections 5(g) and 7 hereof and the representations of the Fund, Dreyfus and the Underwriters in this Underwriting Agreement will remain in full force and effect regardless of any termination of this Underwriting Agreement. The reimbursement, indemnification and contribution agreements in Sections 5(g) and 7 hereof and the representations and agreements of the Fund, Dreyfus and the Underwriters in this Underwriting Agreement shall survive the APS Closing Date and shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Fund, Dreyfus or any controlling person and delivery of and payment for the APS.

          (b) This Underwriting Agreement is for the benefit of the Underwriters, the Fund, Dreyfus and their successors and assigns, and, to the extent expressed in this Underwriting Agreement, for the benefit of persons controlling any of the Underwriters, the Fund, Dreyfus and directors and officers of the Fund and Dreyfus, and their respective successors and assigns, and no other person, partnership, association or corporation will acquire or have any right under or by virtue of this Underwriting Agreement. The term "successors and assigns" does not include any purchaser of the APS from any Underwriter merely because of such purchase.

          (c) All notices and communications under this Underwriting Agreement will be in writing, effective only on receipt and mailed or delivered, by messenger, facsimile transmission or otherwise, to the Underwriters in care of PaineWebber Incorporated, Attn: Financial Institutions Group, 1285 Avenue of the Americas, New York, New York 10019, to the Fund or Dreyfus at 200 Park Avenue, New York, New York 10166.

          (d) This Underwriting Agreement may be signed in multiple counterparts that taken as a whole constitute one agreement.

          (e) This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereof.

          Please confirm that the foregoing correctly sets forth the agreement between us.

                                         Very truly yours,

                                         Dreyfus Strategic Municipal Bond Fund,
                                         Inc.

                                         By:  ______________________________
                                              Name:
                                              Title:

                                         The Dreyfus Corporation

                                         By:  ______________________________
                                              Name:
                                              Title:

                                         Confirmed:
                                         PaineWebber Incorporated
                                         c/o PaineWebber Incorporated
                                         1285 Avenue of the Americas
                                         New York, New York 10019

                                         By:  PaineWebber Incorporated

                                         By:  _____________________________
                                              Name:
                                              Title:

                                         Acting on behalf of itself
                                         and the Underwriters
                                         named in Schedule 1


                                   SCHEDULE 1

                                 NUMBER OF SERIES               NUMBER OF           NUMBER OF
                                    A APS TO                  SERIES B APA TO     SERIES C APA TO
      NAME                        BE PURCHASED                  BE PURCHASED        BE PURCHASED

Paine Webber Incorporated            2,480                        2,480               2,480

                                                                         ANNEX A

                               FORM OF OPINION OF
                 STROOCK, STROOCK & LAVAN LLP REGARDING THE FUND

1. The Registration Statement and all post-effective amendments, if any, are effective under the Securities Act and, to the best of our knowledge, no stop order with respect thereto has been issued and no proceeding for that purpose has been instituted or is threatened by the Commission. Any filing of the Prospectus or any supplements thereto required under Rule 497 of the Securities Act Rules prior to the date hereof have been made in the manner and within the time required by such Rule.

2. The Fund has been duly organized and is validly existing as a corporation under the laws of the State of Maryland, with full corporate power and authority to conduct all of the activities conducted by it, to own or lease all assets owned (or to be owned) or leased (or to be leased) by it and to conduct its business as described in the Registration Statement and Prospectus, and the Fund is duly licensed and qualified to do business and in good standing in each jurisdiction in which its ownership or leasing of property requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the Fund. The Fund has no subsidiaries.

3. The capitalization of the Fund is as set forth in the Registration Statement and the Prospectus. The shares of Common Stock and the APS conform in all material respects to the description of them in the Prospectus. All the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The APS to be issued and delivered to the Underwriters in accordance with the Underwriting Agreement against payment therefor as provided by the Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters will have been validly issued and will be fully paid and nonassessable (except as described in the Registration Statement). No person is entitled to any preemptive or other similar rights in connection with the issuance of the APS.

4. The Fund is duly registered with the Commission under the Investment Company Act as a diversified, closed-end management investment company and all action under the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules, as the case may be, necessary to make the public offering and consummate the sale of the APS as provided in the Underwriting Agreement has been taken by the Fund.

5. The Fund has full corporate power and authority to enter into each of the Underwriting Agreement, the Investment Advisory Agreement, the Custody Agreement, the Administration Agreement the Transfer Agency Agreement, the Auction Agent Agreement and the DTC Agreement (collectively, the "Fund Agreements") and to perform all of the terms and provisions thereof to be carried out by it and (A) each Fund Agreement has been duly and validly authorized, executed and delivered by the Fund, (B) each Fund Agreement complies in all material respects with all applicable provisions of the Investment Company Act, the Advisers Act, the Investment Company Act Rules and the Advisers Act Rules, as the case may be, and (C) assuming due authorization, execution and delivery by the other parties thereto, each Fund Agreement constitutes the legal, valid and binding obligation of the Fund enforceable in accordance with its terms, (1) subject, as to enforcement, to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and to termination under the Investment Company Act, and (2) except as rights to indemnity thereunder may be limited by Federal or state securities laws.

6.   None of (A) the execution and delivery by the Fund of the Fund Agreements,
     (B) the issue and sale by the Fund of the APS as contemplated by the Underwriting Agreement and (C) the performance by the Fund of its obligations under the Fund Agreements or consummation by the Fund of the other transactions contemplated by the Fund Agreements conflicts with or will conflict with, or results or will result in a breach of, the Articles of Incorporation or the By-Laws of the Fund or any Material Agreement ("Material Agreement" means those material agreements or instruments, other than Fund Agreements, which have been identified to us by representatives of the Fund as all agreements and instruments which are material to the business or financial condition of the Fund and which have been listed on Schedule A hereto) to which the Fund is a party or by which the Fund is bound, or any law, rule or regulation known to us to be applicable to the Fund, or, to our knowledge, order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, having jurisdiction over the Fund, except that we express no opinion as to the securities or "blue sky" laws applicable in connection with the purchase and distribution of the APS by the Underwriters pursuant to the Underwriting Agreement.

7. To our knowledge, based on inquiry of appropriate officers and representatives of the Fund, the Fund is not currently in breach of, or in default under, in any material respect, any written agreement or instrument to which it is a party or by which it or its property is bound or affected.

8. No consent, approval, authorization or order of any court or governmental agency or body or securities exchange or association, whether foreign or domestic, is legally required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, except such as (A) have been obtained under the Securities Act, the Investment Company Act, the Advisers Act, the Securities Act Rules, the Investment Company Act Rules and the Advisers Act Rules and (B) may be required by the American Stock Exchange or under state securities or "blue sky" laws in connection with the purchase and distribution of the APS by the Underwriters pursuant to the Underwriting Agreement.

9. To our knowledge, based, as to the existence thereof, solely on inquiry of appropriate officers and representatives of the Fund and not on any docket search or any other independent inquiry, there is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or threatened against or affecting the Fund, which is required to be disclosed in the Prospectus that is not disclosed in the Prospectus, and to the best of our knowledge, based on inquiry of appropriate officers and representatives of the Fund, there are no contracts, franchises or other documents that are of a character required to be described in, or that are required to be filed as exhibits to, the Registration Statement that have not been adequately described or filed as required.

10.  The Common Stock is listed on the New York Stock Exchange.

11. The Fund does not require any tax or other rulings to enable it to qualify as a regulated investment company under Subchapter M of the Code.

12. Each of the sections in the Prospectus entitled "Taxes" and in the Statement of Additional Information entitled "Taxes" is a fair summary of the principal United States Federal income tax rules currently in effect applicable to the Fund and to the purchase, ownership and disposition of the APS.

13. The Registration Statement (except the financial statements and schedules and other financial data included therein as to which we express no view), at the time it became effective, and the Prospectus (except as aforesaid), as of the date thereof, complied as to form in all material respects to the requirements of the Securities Act, the Investment Company Act and the rules and regulations of the Commission thereunder.

          In rendering our opinion, we have relied, as to factual matters, upon the attached written certificates and statements of officers of the Fund. As to matters of Maryland law, we have relied with your consent on the opinion of Venable, Baetjer and Howard, LLP dated as of an even date herewith.

          While we have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, we have participated in conferences with certain officers and other representatives of the Fund, Dreyfus, counsel for Dreyfus, representatives of the independent auditors for the Fund and your representatives, at which the contents of the Registration Statement and Prospectus and related matters were discussed and, on the basis of the foregoing (relying as to materiality to a large extent on the opinions of officers and other representatives of the Fund and Dreyfus), no facts have come to our attention that lead us to believe that the Registration Statement (except with respect to the financial statements, schedules and other financial data, including therein, as to which we make no statement), at the time it became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus (except with respect to the financial statements, schedules and other financial data included therein, as to which we make no statement), as of its date, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                         ANNEX B

                       FORM OF OPINION OF INTERNAL COUNSEL
                        REGARDING THE DREYFUS CORPORATION

1. Dreyfus has been duly formed and is validly existing as a corporation under the laws of its jurisdiction of incorporation with full power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Registration Statement and Prospectus, and Dreyfus is duly licensed and qualified and in good standing in each other jurisdiction in which it is required to be so qualified and Dreyfus owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations, whether foreign or domestic, necessary for Dreyfus to carry on its business as contemplated in the Registration Statement and the Prospectus.

2. Dreyfus is duly registered as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act, the Advisers Act Rules or the Investment Company Act Rules from acting as investment adviser for the Fund as contemplated by the Investment Advisory Agreement, the Registration Statement and the Prospectus.

3. Dreyfus has full power and authority to enter into each of the Underwriting Agreement, the Investment Advisory Agreement, and the Shareholder Servicing Agreement (collectively, the "Dreyfus Agreements") and to carry out all the terms and provisions thereof to be carried out by it, and each such agreement has been duly and validly authorized, executed and delivered by Dreyfus; each Dreyfus Agreement complies in all material respects with all provisions of the Investment Company Act, the Advisers Act, the Investment Company Act Rules and the Advisers Act Rules; and assuming due authorization, execution and delivery by the other parties thereto, each Dreyfus Agreement constitutes a legal, valid and binding obligation of Dreyfus, enforceable in accordance with its terms, (1) subject, as to enforcement, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and (2) as rights to indemnity thereunder may be limited by federal or state securities laws.

4. Neither (A) the execution and delivery by Dreyfus of any Dreyfus Agreement nor (B) the consummation by Dreyfus of the transactions contemplated by, or the performance of its obligations under any Dreyfus Agreement conflicts or will conflict with, or results or will result in a breach of, the Articles of Incorporation or Bylaws of Dreyfus or any agreement or instrument to which Dreyfus is a party or by which Dreyfus is bound, or any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to Dreyfus.

5. No consent, approval, authorization or order of any court, governmental agency or body or securities exchange or association, whether foreign or domestic, is required for the consummation of the transactions contemplated in, or the performance by Dreyfus of its obligations under, any Dreyfus Agreement, except such as have been obtained under the Investment Company Act, the Advisers Act, the Securities Act, the Investment Company Act Rules, the Advisers Act Rules and the Securities Act Rules.

6. The description of Dreyfus and its business, and the statements attributable to Dreyfus, in the Registration Statement and the Prospectus complies with the requirements of the Securities Act, the Investment Company Act, the Securities Act Rules and the Investment Company Act Rules and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

7. There is no action, suit or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, foreign or domestic, now pending or, to our knowledge, threatened against or affecting Dreyfus of a nature required to be disclosed in the Registration Statement or Prospectus or that might reasonably result in any material adverse change in the condition, financial or otherwise, business affairs or business prospects of Dreyfus or the ability of Dreyfus to fulfill its respective obligations under any Dreyfus Agreement.

          In connection with the registration of the APS, Dreyfus has been advised by myself and/or other counsel on the legal staff of Dreyfus as to the requirements of the Securities Act, the Investment Company Act and the applicable rules and regulations of the Commission thereunder and have rendered other legal advice and assistance to Dreyfus in the course of the preparation of the Registration Statement and the Prospectus. Rendering such assistance involved, among other things, discussions and inquiries concerning various legal and related subjects and reviews of certain corporate records, documents and proceedings. We also participated in conferences with representatives of the Fund and its accountants and Dreyfus at which the contents of the Registration Statement and Prospectus and related matters were discussed. With your permission, we have not undertaken, except as otherwise indicated herein, to determine independently, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements in the Registration Statement or Prospectus. On the basis of the information which was developed in the course of the performance of the services referred to above, no information has come to our attention that would lead us to believe that the Registration Statement, at the time it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements describing Dreyfus and its business not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements describing Dreyfus and its business, in the light of the circumstances under which they were made, not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the date hereof, contained any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements in the Prospectus describing Dreyfus and its business, in the light of the circumstances under which they were made, not misleading.

                                                                         ANNEX C

                           FORM OF ACCOUNTANT'S LETTER


                                                            September ___, 1999


PAINEWEBBER INCORPORATED
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

Dear Sirs:

We have audited the statement of assets and liabilities of Dreyfus Strategic Municipal Bond Fund Inc. (the "Fund"), including the statement of investments, as of November 30, 1998, and the related statement of operations for the year then ended, the statement of changes in net assets for each of the two years in the period then ended and financial highlights for each of the five years in the period then ended (the "November 30, 1998 Financial Statements"), incorporated by reference in the Registration Statement on Form N-2 filed by the Fund under the Securities Act of 1933 (the "Act") (No. 333-84123) and under the Investment Company Act of 1940 (the "1940 Act") (No. 811-05877); our report with respect thereto also is incorporated by reference in such Registration Statement as amended by Pre-Effective Amendment No. 1 under the Act and Amendment No. 10 under the 1940 Act to be filed with the Securities Exchange Commission on September 17, 1999, herein referred to as the "Registration Statement".

In connection with the Registration Statement:

1. We are independent auditors with respect to the Fund within the meaning of the Act and the applicable published rules and regulations thereunder.

2. In our opinion the November 30, 1998 Financial Statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act, the 1940 Act and the related published rules and regulations thereunder.

3. For the purposes of this letter, we have read the minutes of all meetings of the shareholders, the Board of Directors and all committees thereof as set forth in the minute books of the Fund, officials of the Fund having advised us that the Minutes of all such meetings through ____________, 1999 were set forth therein.

4. We have not audited any financial statements of the Fund as of any date or for any period subsequent to November 30, 1998. The purpose (and therefore the scope) of our audit as of November 30, 1998, was to enable us to express our opinion on the November 30, 1998 Financial Statements. Therefore, we are unable to express and do not express an opinion on the financial position, results of operations, or changes in net assets of the

Fund as of any date or for any period subsequent to September 30, 1998. With respect to the period from November 30, 1998 to September __, 1999, we have:

     (a) read the unaudited statement of assets and liabilities, including the schedule of investments, as of May 31, 1999, and the related statement of operations for the six months then ended, the statement of changes in net assets for the six months then ended and for the two years in the period ended November 30, 1998 and financial highlights for the six months then ended and for the five years in the period ended November 30, 1998 (the "May 31, 1999 Semi Annual Financial Statements"), incorporated by reference in the Registration Statement, officials of the Fund having advised us that no such financial statements as of any date or for any period subsequent to May 31, 1999, were available; and

     (b) inquired of certain officials of the Fund who have responsibility for financial and accounting matters as to: (i) whether the May 31, 1999 Semi Annual Financial Statements referred to under 3.a. above comply as to form in all material respects with the applicable accounting requirements of the Act, the 1940 Act and the related published rules and regulations and (ii) whether the May 31, 1999 Semi Annual Financial Statements are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the November 30, 1998 Financial Statements, incorporated by reference in the Registration Statement.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

5. Nothing came to our attention as a result of the foregoing procedures that caused us to believe that:

     (i) the May 31, 1999 Semi Annual Financial Statements described in 3.a. above, incorporated by reference in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Act, the 1940 Act and the published rules and regulations thereunder; and

     (ii) the March 31, 1999 Semi Annual Financial Statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the November 30, 1998 Financial Statements.

6. As mentioned under 3.a. above, Fund officials have advised us that no financial statements as of any date or for any period subsequent to May
     31, 1999 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after May 31, 1999 have, of necessity, been even more limited than those with respect to the periods referred to in 3. above. We have inquired of certain officials of the Fund who have responsibility for financial and accounting matters as to whether there was any change at September __, 1999 (our work did not extend to the period from September __, 1999 to September 21, 1999, inclusive) in the capital stock or net assets of the Fund or any increase in the long-term debt of the Fund as compared with the amounts shown on the May 31, 1999 Semi Annual Financial Statements incorporated by reference in the Registration Statement. On the basis of these inquiries, nothing came to our attention that caused us to believe that there was any such change in capital stock or net assets of the Fund or any such increase in the long-term debt of the Fund, except for a decrease in net assets from $___________ as of May 31, 1999 to $___________ as of September __, 1999
     and except in all instances for changes or increases that the Registration Statement discloses have occurred or may occur.

7. For purposes of this letter, we have read the following information as set forth in the Registration Statement and have performed the additional procedures stated below with respect to such information.

PAGE     PROCEDURES AND FINDINGS

12 "Capitalization." - We compared the dollar amounts shown in the column titled "Actual" to information found in the accounting records of the Fund provided by management and found them to be in agreement. We compared the dollar amounts shown under the caption "Actual" with the dollar amounts shown under the caption "As Adjusted" and found them to be in agreement with the exception of the inclusion of $186,000,000 of Preferred Stock and "Capital in excess of par value attributable to common stock," which we have been advised by management, has been adjusted for estimated offering costs and sales load expenses of $_________ attributable to the Preferred Stock (however, we do not comment as to the reasonableness of the offering costs and sales load expenses or whether such issuance will actually take place). We express no opinion on the reasonableness of the amounts in that they were based on accounting records which were not audited by us.

12 "Portfolio Composition." - We recalculated the "Number of Issues," "Value (In Thousands)" and "Percent" amounts shown in the table in the section "Portfolio Composition" based upon information found in the accounting records of the Fund provided by management and found no exceptions. We express no opinion on the reasonableness of the amounts in that they were based on accounting records which were not audited by us.

33 "Investment Company Act Preferred Stock Asset Coverage." - We proved the arithmetic accuracy of the percentage computation shown, after rounding. We express no opinion on the reasonableness of the amounts in that they were based on analyses prepared by management of the Fund which were not audited by us.

42 "Description of Capital Structure." - We recalculated the net asset value per share of common stock at August 31, 1999 based on information found in the accounting records of the Fund provided by management and found such information to be in agreement. We express no opinion on the reasonableness of the amounts in that they were based on accounting records which were not audited by us.

8. It should be understood that we make no representations as to questions of legal interpretation or as to the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the information identified in 6. above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations as to the adequacy of disclosure or as to whether any material facts have been omitted.

9. Our audit of the November 30, 1998 Financial Statements, referred to in the introductory paragraph of this letter was comprised of audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For neither the date referred to therein nor any other period did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and accordingly, we do not express an opinion thereon.

10. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Fund in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted or otherwise referred to for any other purpose, including but not limited to, the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

                                             Very truly yours,